Exhibit 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President
Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Appoints Andrea Weiss to
Board of Directors
Company Will Seek Shareholder Approval for Majority Voting Standard for Uncontested Director
Elections; “Standstill Agreement” is Signed with Spotlight Capital Partners, L.P.
     Fort Myers, FL - February 25, 2009 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has appointed Andrea M. Weiss to its Board of Directors, filling an open seat. Ms. Weiss has extensive specialty retail experience having served in several senior executive positions with dELiA*s, Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. She is the founder and current Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc., Ediets.com, Inc., and GSI Commerce, Inc. Following her appointment to the Chico’s FAS, Inc. Board, Ms. Weiss, who qualifies as an independent director under the rules of the New York Stock Exchange and the Company’s Bylaws, was also appointed to the Board’s Merchant and Compensation and Benefits Committees. Ms. Weiss will serve as a Class I director and will stand for election at the 2009 Annual Meeting of Shareholders.
     David F. Dyer, Chico’s President and Chief Executive Officer, commented, “Andrea Weiss is an exciting addition to our Board. Andrea’s experience with product development, brand development, and consumer contact strategies should be of great assistance as we continue to strategically position each of our exciting brands for future growth.”
     The Company simultaneously announced that, following a review of its corporate governance practices, its Board of Directors will propose at the Company’s upcoming 2009 Annual Meeting that the Company’s stockholders approve an amendment to the Company’s Articles of Incorporation to adopt a majority voting standard for uncontested director elections. The Company also plans to increase the size of its Board to nine and to fill the new seat with an additional independent director.
     The Company also announced that it had reached an agreement with institutional shareholder Spotlight Capital Partners, L.P. (“Spotlight”), under which Spotlight has agreed to support and vote its shares in favor of all of the Board’s nominees for election as Class I directors at the Company’s 2009 Annual Meeting. Spotlight has also agreed not to take certain actions during a “standstill” period that expires on December 31, 2009, but which may be extended until December 31, 2011 under certain conditions. Spotlight had previously proposed Ms. Weiss as a potential director to the Company’s Nominating and Governance Committee.
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,074 women’s specialty stores, including stores in 49 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 618 Chico’s front-line stores, 41 Chico’s outlet stores, 327 White House | Black Market front-line stores, 17 White House | Black Market outlet stores, 70 Soma Intimates front-line stores and 1 Soma Intimates outlet store. The Company also conducts e-commerce on its brand websites, www.chicos.com, www.whitehouseblackmarket.com, and www.soma.com.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website,
www.chicosfas.com.